BankAtlantic Bancorp Reports
Financial Results for the Third Quarter 2007
     FORT LAUDERDALE, Florida — October 25, 2007 —BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced a net loss of ($29.6) million, or ($0.52) per diluted share for the quarter ended September 30, 2007, compared to net income of $2.5 million, or $0.04 per diluted share, for the third quarter of 2006. The company recorded a loss from continuing operations of ($29.6) million, or ($0.52) per diluted share for the 2007 quarter, compared to income from continuing operations of $7.4 million, or $0.12 per diluted share, for the 2006 quarter.
     Net loss for the nine months of 2007 was ($12.3) million, or ($0.21) per diluted share, compared to net income of $17.1 million, or $0.27 per diluted share, for the comparable 2006 period. Income (loss) from continuing operations for the nine months of 2007 was ($20.1) million, or ($0.34) per diluted share, compared to $25.8 million, or $0.41 per diluted share, for the comparable 2006 period.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “This quarter’s financial results reflect the continuing impact of the current economic environment on our business, particularly the deteriorating residential real estate market, contributing to higher non-performing asset levels, increased loan loss reserves, further valuation impairment of real estate owned and held for sale, and net interest margin compression. The impact of the decline in the Florida residential real estate market has been significant. We do not anticipate that market conditions will improve in the near-term and expect that the negative factors impacting this quarter’s results may continue to affect us in the fourth quarter and into 2008.
     “While our results this quarter were disappointing, our balance sheet remains strong. We remain well capitalized and have significant liquidity. Additionally, as detailed later in this release, we have decided to slow our store expansion program in support of our commitment to manage expenses in the current economic environment.

BankAtlantic Highlights
     Net Income — “For the third quarter of 2007, BankAtlantic’s net loss was ($27.1) million, down from net income of $9.8 million in the comparable 2006 quarter. As discussed in detail later in this release, the decline was driven by increased loan loss provisions and impairments of real estate owned and held for sale. Other factors contributing to the decline included net interest margin compression and costs associated with opening new stores, offset in part by an increase in non-interest income.
     Credit Quality — “Non-performing loans increased from $21.8 million at June 30, 2007 to $165.4 million at September 30, 2007 resulting primarily from the placement of eleven commercial real estate loans totaling $148.7 million on non-accrual status. As a result, the ratio of non-performing loans to total loans increased from 0.47% at June 30, 2007 to 3.53% at September 30, 2007 and the ratio of non-performing assets to total loans plus other assets increased from 0.94% at June 30, 2007 to 3.74% at September 30, 2007. The Bank’s loss experience for the quarter ended September 30, 2007 was a net charge-off of $11.3 million compared to a net recovery of $0.2 million for the quarter ended September 30, 2006. Included in the $11.3 million net charge-off was $8.8 million related to the write-down of one ‘builder land bank loan’ and consumer net charge-offs of $1.6 million, representing primarily home equity lines of credit. (‘Builder land bank loans’ are characterized as loans made to borrowers with agreements to sell the underlying collateral to national and local home builders pursuant to option contracts.)
     “The rapid deterioration in the Florida real estate market and the associated increase in non-performing loans required an increase in our allowance for loan losses at quarter-end. The provision for loan loss in the third quarter of 2007 was $48.9 million or 1.04% of average loans for the third quarter of 2007 versus $0.3 million or 0.01% of average loans for the third quarter of 2006. The allowance for loan losses increased to $92.4 million (1.97% of total loans) at September 30, 2007 compared to $42.5 million (0.91% of total loans) at September 30, 2006. This quarter’s provision included $27.8 million in specific reserves on nine non-performing loans aggregating $104.8 million. The ratio of the allowance for loan losses less specific reserves, to non-performing loans without specific reserves stood at 107% at September 30, 2007 versus 129% at September 30, 2006. Characteristics of our Commercial, Residential and Consumer loan portfolios are detailed below.

     Commercial Loans — “The Bank’s Commercial Real Estate loan portfolio at September 30, 2007 totaled $1.3 billion. This portfolio consists of retail, industrial, and residential acquisition, development and construction loans. As we have previously disclosed, most of these loans are personally guaranteed by the borrower, BankAtlantic’s interest in any of these loans generally does not exceed $20.0 million, and single borrower concentrations are limited to $40.0 million.
     “The categories within this ‘Commercial Residential’ portfolio where we believe we have exposure to the declines in the real estate market are as follows:
•	Builder land bank loans: This category of 13 loans aggregates $149.3 million, of which five loans totaling $81.1 million are non-accrual and an additional three loans totaling $28.7 million were considered classified assets at quarter-end.

•	Land acquisition and development loans: This category of 37 loans aggregates $218.5 million, of which three loans totaling $13.2 million are non-accrual and an additional five loans totaling $19.7 million were considered classified assets at quarter end.

•	Land acquisition, development and construction loans: This category of 24 loans aggregates $165.3 million, of which seven loans totaling $62.0 million are non-accrual and an additional four loans totaling $41.9 million were considered classified assets at quarter end.
     “We are monitoring this portfolio very closely due to rapidly changing conditions impacting both the underlying collateral values and the projected repayment sources in the current environment. We do not anticipate that the housing market will improve in the near-term, and accordingly, additional downgrades and additional provisions relating to this portfolio may be required.
     Purchased Residential Loans— “Our Purchased Residential Mortgage portfolio was $2.2 billion at quarter-end, representing approximately 47% of the Bank’s total loans. As we have previously indicated, this portfolio does not include sub-prime or negative amortizing loans, the average FICO score in this portfolio was 741 at the time of origination, and the average original loan-to-value of the portfolio was 68%. Quarter-end delinquencies, including non-accrual loans, were 0.50% of the unpaid principal balance, and our loss history on this portfolio over the past twelve months is approximately 0.01% of the average outstanding balances.

     Consumer Loans - “Our Consumer loan portfolio was $671.7 million at quarter-end, with total delinquencies at 1.34%. Home equity loans represent $647.5 million of this portfolio. At origination, these loans had average loan-to-values, inclusive of first mortgages, of 67%, and Beacon scores on average of 705.”
     Store Expansion Program — BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “While we remain committed to our store expansion program in the long-term and continue to believe that new stores remain an attractive way to grow our franchise, we have decided to slow the pace of our new store growth for 2008, based on market conditions. We anticipate completing our previously announced goal of opening 20 stores in 2007, and opening 6 new stores in 2008. Growth of new stores beyond this level in 2008 will be dependent upon the economic environment and corporate profitability.
     “During the third quarter of 2007, we opened seven new stores, including our 100th store, bringing the total to 13 stores opened to date in 2007. We have opened a total of 30 new stores since January 1, 2005, which as of September 30, 2007 had balances of $222.3 million in core deposits and $343.5 million in total deposits. Core deposits include DDA, NOW and savings accounts. Since the third quarter of 2006, the new stores have generated net growth of $164.8 million in core deposits, $233.2 million of total deposits, and over 82,000 of new core deposit accounts. However, because of the time required for newly opened stores to breakeven, the expenses associated with BankAtlantic’s store expansion program negatively impacted BankAtlantic’s third quarter pre-tax income by approximately $3.9 million and are anticipated to impact the full year’s pre-tax income by between $14.0 to $15.0 million. As of quarter-end, we had a total of 101 stores throughout Florida.
     Deposit Accounts and Balances — “At quarter-end, ‘total bank’ and ‘same store’ core deposit balances increased 9.8% and 7.5%, respectively, over the third quarter of 2006, representing a total bank net increase of $205.5 million in core deposits and $293.4 million in total deposits. In the third quarter of 2007, BankAtlantic opened nearly 60,000 new core deposit accounts.
     Net Interest Margin and Earning Assets — “Net interest income for the third quarter of 2007 was $49.2 million compared to $55.1 million in the corresponding 2006 quarter, reflecting a 45 basis point decline in the tax equivalent net interest margin. The tax equivalent net interest margin was 3.59% in the third quarter of 2007, down from 4.04% in the corresponding quarter of 2006. Average earning assets increased $80.6 million over the third quarter of 2006, with growth in lower yielding residential real estate loans offset by declines in higher yielding commercial real estate loans. Average core deposits and total deposits increased $187.9 million and $253.5 million, respectively, over the third quarter of 2006.

     Non-interest income — “Non-interest income for the third quarter was $35.9 million, a 6.4% increase over the comparable 2006 period. Additionally, non-interest income as a percent of total revenues rose to 42.1% in the third quarter of 2007 compared to 38.0% in the comparable 2006 quarter, reflecting an increase in the number of transaction accounts as well as an increase in revenue not directly impacted by the interest rate environment.
     Non-interest expense — “Non-interest expense for the third quarter of 2007 increased $6.6 million from the third quarter of 2006 to $81.5 million, which included $10.9 million in real estate impairments and $4.8 million in increased expenses, year-over-year, related to our store expansion program. Additionally, non-interest expenses increased from the second to the third quarter of 2007 by approximately $10.0 million, reflecting $10.9 million in impairment charges of real estate owned or held for sale in the third quarter compared to $1.1 million of impairments in the second quarter. Excluding these impairments, non-interest expense during these quarters would have been essentially flat, while absorbing approximately $1.5 million in incremental expense from the second to third quarter of 2007 related to our store expansion program.
     “In summary, we are working closely with our residential land borrowers in this difficult economic environment. We continue to evaluate available opportunities to reduce expenses and improve profitability. At the same time, we are analyzing new deposit products and services with a goal of increasing our core deposits and providing compelling value to our customers,” concluded Jarett S. Levan.
BankAtlantic Bancorp:
     Stifel Investment — BankAtlantic Bancorp’s Chairman and CEO, Alan B. Levan, further commented, “We continue to hold 2,377,354 shares of Stifel common stock and warrants to purchase 481,724 shares of Stifel common stock at an exercise price of $36 per share, the fair-value of which at quarter-end aggregated approximately $130.7 million. We recorded a $1.5 million pre-tax loss for the quarter associated with the change in value of the warrants in the third quarter of 2007, versus the $6.1 million gain recorded in the second quarter of 2007, and the $1.5 million loss recorded in the first quarter of 2007. Currently, pre-tax unrealized gains in the Stifel holdings are approximately $37.3 million (based on the October 22, 2007 closing price). Excluded from this amount is the possible contingent earn-out, if any, which may be payable pursuant to the terms of the Ryan Beck agreement. The private client contingent payment is based upon defined revenues attributable to specified individuals over a two-year period; assuming such individuals achieve their 2006 level of revenues annually during the earn-out period, the earn-out would approximate $20.0 million. The private client earn-out is capped at $40.0 million for the two years. The investment banking contingent payment is based on defined revenues attributable to specified individuals, and is equal to 25% of the related fees in excess of $25.0 million for each of the two years following closing. The contingent payments are payable, at Stifel’s election, in cash or common stock, but there is no assurance any amounts will ultimately be payable.
     Cash Dividend — “BankAtlantic Bancorp’s Board of Directors declared a cash dividend of $0.0412 per share to all shareholders of record of its Class A and Class B Common Stock at the close of trading on October 3rd, 2007. The third quarter’s dividend declaration marked BankAtlantic Bancorp’s 57th consecutive quarterly dividend payment.”
Financial Highlights:
Third Quarter, 2007 Compared to Third Quarter, 2006
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations of ($29.6) million vs. income of $7.4 million

•	Diluted (loss) earnings per share from continuing operations of ($0.52 ) vs. $0.12

•	Return on average tangible equity from continuing operations was (27.45%) vs. 6.52%

•	Book value per share was $8.42 vs. $8.57

BankAtlantic:
•	Business segment (loss) income was ($27.1) million vs. $9.8 million

•	Nearly 60,000 new core deposit accounts opened

•	Return on average tangible assets was (1.75%) vs. 0.65%

•	Return on average tangible equity was (21.35%) vs. 7.86%

•	Tax equivalent net interest margin decreased to 3.59% vs. 4.04%

•	Non-interest income was $35.9 million vs. $33.7 million in 2006, an increase of 6%

•	Non-interest expense was $81.5 million vs. $74.9 million in 2006, an increase of 9%

•	Non-interest expense, before the $10.9 million impairment charges associated with real estate owned and held for sale in 2007, was $70.6 million vs. $74.9 million, a decrease of 6%
Year-to-date 2007 Compared to Year-to-date 2006
BankAtlantic Bancorp — consolidated:
•	(Loss) from continuing operations was ($20.1) million vs. income of $25.8 million

•	Diluted (loss) earnings per share from continuing operations was ($0.34) vs. $0.41

•	Return on average tangible equity from continuing operations was (6.04%) vs. 6.56%
BankAtlantic:
•	Business segment (loss) income was ($16.1) million vs. $32.7 million

•	Nearly 200,000 new core deposit accounts opened

•	Return on average tangible assets was (0.35%) vs. 0.73%

•	Return on average tangible equity was (4.24%) vs. 8.86%

•	Non-interest income, before $1.5 million of gains associated with debt redemption in 2006, was $107.6 million during 2007 vs. $94.2 million, an increase of 14%

•	Non-interest expense, before the $12.0 million impairment charge associated with real estate owned and real estate held for sale and the one-time termination benefits of $2.6 million in 2007 and the $1.5 million costs associated with debt redemption in 2006, grew to $217.2 million vs. $213.5 million, an increase of 2%
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BankAtlantic Bancorp plans to host an investor and media teleconference call and webcast on Friday, October 26, 2007, at 11:00 a.m. (Eastern Time).

Teleconference Call Information:
     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 19442017.
     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, November 9, 2007. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 19442017.
Webcast Information:
     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the webcast, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link, or go directly to http://www.visualwebcaster.com/event.asp?id=42821. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, November 9, 2007.
     BankAtlantic Bancorp’s third quarter, 2007 earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.
•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.
     Copies of BankAtlantic Bancorp’s third quarter, 2007 earnings results press release and financial summary, and the Supplemental Financials will also be made available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic. BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking. On February 28, 2007, BankAtlantic Bancorp announced that it had completed the sale of its wholly-owned subsidiary, Ryan Beck Holdings, Inc. and its subsidiaries to Stifel Financial Corp., Inc. (NYSE: SF). As a consequence of the sale, BankAtlantic Bancorp currently holds a 16% ownership interest in Stifel Financial Corp.
About BankAtlantic:
BankAtlantic, “Florida’s Most Convenient Bank” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community stores and its online banking division — BankAtlantic.com. BankAtlantic has over 100 stores and operates more than 250 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, including several stores open until midnight, Totally Free Online Banking & Bill Pay, 24/7 Customer Service Center, Totally Free Change Exchange coin counters and free retail and business checking with a free gift.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Donna Rouzeau,
Assistant Vice President, Investor Relations & Corporate Communications
Email: CorpComm@BankAtlanticBancorp.com
Leo Hinkley,
Senior Vice President, Investor Relations Officer
Email: InvestorRelations@BankAtlanticBancorp.com
Phone: (954) 940-5300, Fax: (954) 940-5320
Mailing Address: BankAtlantic Bancorp, Investor Relations
2100 West Cypress Creek Road, Fort Lauderdale, FL 33309
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Hess, Vice President, Public Relations
Telephone: 954-940-6383, Fax: 954-940-6310
Email: hhess@BankAtlantic.com
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: 954-370-8999, Fax: 954-370-8892
Email: caren@boardroompr.com
* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans, of a sustained downturn in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our residential land acquisition and development loans (including “Builder Land Loans”) and conditions specifically in that market sector; the risks of additional charge offs, impairments and required increases in our allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities; the value of our assets and on the ability of our borrowers to service their debt obligations; BankAtlantic’s seven-day banking initiatives and other growth, marketing or advertising initiatives not resulting in continued growth of core deposits or producing results which do not justify their costs; the success of our expense discipline initiative and the ability to achieve additional cost savings; the success of BankAtlantic’s new store expansion program, including the opening of the anticipated number of new stores in 2007 and 2008 and achieving growth and profitability at the stores in the time frames anticipated, if at all; and the impact of periodic testing of goodwill and other intangible assets for impairment. Past performance, actual or estimated new account openings and growth rate may not be indicative of future results. Additionally, we acquired a significant investment in Stifel equity securities in connection with the Ryan Beck Holdings, Inc. sale subjecting us to the risk of the value of Stifel shares and warrants received varying over time, and the risk that no gain will be realized. The earn-out amounts payable under the agreement with Stifel are contingent upon the performance of individuals and divisions of Ryan Beck which are now under the exclusive control and direction of Stifel, and there is no assurance that we will be entitled to receive any earn-out payments. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Nine
		For the Three Months Ended					Months Ended
		9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
Earnings (in thousands):
Net (loss) income from continuing operations		$(29,610)	11,728	(2,204)	1,048	7,366	(20,086)	25,831
Net (loss) income		$(29,610)	11,620	5,716	(1,670)	2,524	(12,274)	17,057

Average Common Shares Outstanding (in thousands):
Basic		56,832	59,190	60,635	61,007	61,046	58,872	61,125
Diluted		56,832	59,929	60,635	62,278	62,412	58,872	62,664

Key Performance Ratios
Basic (loss) earnings per share from continuing operations		$(0.52)	0.20	(0.04)	0.02	0.12	(0.34)	0.42
Diluted (loss) earnings per share from continuing operations		$(0.52)	0.20	(0.04)	0.02	0.12	(0.34)	0.41
Basic (loss) earnings per share		$(0.52)	0.20	0.09	(0.03)	0.04	(0.21)	0.28
Diluted (loss) earnings per share		$(0.52)	0.19	0.09	(0.03)	0.04	(0.21)	0.27
Return on average tangible assets from continuing operations	(note 1)	(1.85)%	0.74	(0.14)	0.07	0.46	(0.42)	0.55
Return on average tangible equity from continuing operations	(note 1)	(27.45)%	10.47	(1.96)	0.92	6.52	(6.04)	6.56

Average Balance Sheet Data (in millions):
Assets		$6,479	6,407	6,439	6,520	6,467	6,442	6,376
Tangible assets	(note 1)	$6,402	6,330	6,358	6,436	6,383	6,363	6,291
Loans		$4,693	4,678	4,651	4,655	4,611	4,674	4,567
Investments		$1,244	1,194	1,142	1,141	1,151	1,194	1,106
Deposits and escrows		$3,984	4,048	3,902	3,776	3,731	3,978	3,803
Stockholders’ equity		$506	525	529	533	526	520	525
Tangible stockholders’ equity	(note 1)	$431	448	450	454	452	443	449
Note:

(1)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	September 30,	December 31,
(in thousands, except share data)	2007	2006
ASSETS
Cash and cash equivalents	$138,170	138,904
Securities available for sale (at fair value)	715,458	651,316
Investment securities held-to-maturity (approximate fair value: $252,341 and $209,020)	245,950	206,682
Financial instruments accounted for at fair value	13,388	—
Tax certificates net of allowance of $3,894 and $3,699	204,746	195,391
Loans receivable, net of allowance for loan losses of $92,358 and $43,602	4,586,625	4,595,920
Federal Home Loan Bank stock, at cost which approximates fair value	74,903	80,217
Discontinued operations assets held for sale	—	190,763
Real estate held for development and sale	21,985	25,333
Real estate owned	17,159	21,747
Office properties and equipment, net	251,445	219,717
Goodwill and other intangible assets	76,236	77,324
Other assets	139,528	92,348

Total assets	$6,485,593	6,495,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Demand	$895,263	995,920
NOW	801,289	779,383
Savings	613,010	465,172
Money market	656,218	677,642
Certificates of deposit	1,002,197	948,919

Total deposits	3,967,977	3,867,036
Advances from FHLB	1,417,047	1,517,058
Securities sold under agreements to repurchase	64,837	101,932
Federal funds purchased and other short term borrowings	175,000	32,026
Subordinated debentures and bonds payable	29,125	29,923
Junior subordinated debentures	294,195	263,266
Discontinued operations liabilities held for sale	—	95,246
Other liabilities	65,523	64,193

Total liabilities	6,013,704	5,970,680

Stockholders’ equity:
Common stock	561	611
Additional paid-in capital	215,524	260,460
Retained earnings	246,357	265,089

Total stockholders’ equity before accumulated other comprehensive income (loss)	462,442	526,160
Accumulated other comprehensive income (loss)	9,447	(1,178)

Total stockholders’ equity	471,889	524,982

Total liabilities and stockholders’ equity	$6,485,593	6,495,662

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
INTEREST INCOME:
Interest and fees on loans	$80,082	79,914	79,587	81,019	80,790	239,583	231,941
Interest on securities available for sale	4,835	4,628	4,561	4,472	4,483	14,024	13,102
Interest on tax exempt securities	3,838	3,800	3,796	3,817	3,804	11,434	11,472
Interest and dividends on taxable investments and tax certificates	6,141	5,433	5,596	6,543	6,039	17,170	14,811

Total interest income	94,896	93,775	93,540	95,851	95,116	282,211	271,326

INTEREST EXPENSE:
Interest on deposits	22,558	21,473	19,002	17,258	15,095	63,033	41,701
Interest on advances from FHLB	18,987	18,103	18,723	20,837	18,509	55,813	45,655
Interest on short-term borrowed funds	2,940	2,010	2,555	2,505	5,078	7,505	12,584
Interest on secured borrowings	—	—	—	—	—	—	2,401
Interest on long-term debt	6,652	6,136	6,114	6,184	6,521	18,902	18,861
Capitalized interest on real estate development	—	—	—	(85)	(75)	—	(844)

Total interest expense	51,137	47,722	46,394	46,699	45,128	145,253	120,358

NET INTEREST INCOME	43,759	46,053	47,146	49,152	49,988	136,958	150,968
Provision for loan losses	48,949	4,917	7,461	8,160	271	61,327	414

NET INTEREST INCOME AFTER PROVISION	(5,190)	41,136	39,685	40,992	49,717	75,631	150,554

NON-INTEREST INCOME:
Service charges on deposits	25,894	25,808	24,595	26,091	24,008	76,297	64,381
Other service charges and fees	7,222	7,524	7,033	7,188	6,779	21,779	20,354
Securities activities, net	1,207	8,813	1,555	2,199	2,243	11,575	7,614
Gain on sales of loans	88	138	200	211	175	426	469
Gain associated with debt redemption	—	—	—	—	—	—	1,528
Income from unconsolidated subsidiaries	348	669	1,146	303	266	2,163	1,364
(Loss) gain on the sale of office properties and equipment, net	(362)	(42)	(153)	(148)	(3)	(557)	1,775
Other	2,225	2,574	2,376	2,581	2,740	7,175	6,706

Total non-interest income	36,622	45,484	36,752	38,425	36,208	118,858	104,191

NON-INTEREST EXPENSE:
Employee compensation and benefits	34,258	37,908	41,090	38,759	38,619	113,256	112,045
Occupancy and equipment	16,954	15,927	15,944	16,247	15,018	48,825	41,061
Impairment of real estate held for sale	3,655	1,056	—	—	—	4,711	—
Impairment of real estate owned	7,233	66	—	—	—	7,299	—
Advertising and promotion	4,276	4,209	5,858	10,400	8,649	14,343	24,667
Professional fees	2,542	1,368	1,713	1,632	1,968	5,623	6,659
Costs associated with debt redemption	—	—	—	—	—	—	1,457
Check losses	3,341	2,731	1,857	2,639	2,855	7,929	5,976
Supplies and postage	1,159	1,632	1,853	1,736	1,719	4,644	5,117
Telecommunication	1,286	1,556	1,381	1,233	1,241	4,223	3,552
One-time termination benefits	—	—	2,553	—	—	2,553	—
Other	6,975	6,724	7,244	7,195	6,438	20,943	19,811

Total non-interest expense	81,679	73,177	79,493	79,841	76,507	234,349	220,345

(Loss) income from continuing operations before income taxes	(50,247)	13,443	(3,056)	(424)	9,418	(39,860)	34,400
(Benefit) provision for income taxes	(20,637)	1,715	(852)	(1,472)	2,052	(19,774)	8,569

(Loss) income from continuing operations	(29,610)	11,728	(2,204)	1,048	7,366	(20,086)	25,831
Discontinued operations	—	(108)	7,920	(2,718)	(4,842)	7,812	(8,774)

Net (loss) income	$(29,610)	11,620	5,716	(1,670)	2,524	(12,274)	17,057

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the Three Months Ended
(in thousands except percentages and per share data)		9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Loans:
Residential real estate		$2,245,138	2,215,606	2,181,478	2,176,047	2,130,077
Commercial real estate		1,346,842	1,384,405	1,420,944	1,462,005	1,498,192
Consumer		662,320	635,370	606,472	584,972	563,002
Commercial business		134,390	147,026	156,237	155,884	152,796
Small business		304,388	295,483	285,387	276,103	267,263

Total Loans		4,693,078	4,677,890	4,650,518	4,655,011	4,611,330
Investments — taxable		841,486	795,156	743,936	740,568	751,922
Investments — tax exempt		402,482	399,160	398,388	400,804	399,091

Total interest earning assets		5,937,046	5,872,206	5,792,842	5,796,383	5,762,343
Goodwill and core deposit intangibles		76,419	76,784	81,124	83,708	84,098
Discontinued assets held for sale		—	—	118,319	232,317	226,146
Other non-interest earning assets		465,427	457,817	446,785	407,149	394,311

Total assets		$6,478,892	6,406,807	6,439,070	6,519,557	6,466,898

Tangible assets	(note 1)	$6,402,473	6,330,023	6,357,946	6,435,849	6,382,800

Deposits:
Demand deposits		$922,293	989,259	989,293	1,006,242	1,043,497
Savings		611,862	605,939	529,435	413,239	367,829
NOW		792,462	782,018	771,017	735,164	727,517
Money market		660,925	677,545	650,383	694,057	733,058
Certificates of deposit		996,415	993,458	961,716	927,431	858,688

Total deposits		3,983,957	4,048,219	3,901,844	3,776,133	3,730,589
Short-term borrowed funds		225,034	151,656	197,683	189,519	374,913
FHLB advances		1,398,245	1,344,855	1,405,279	1,528,039	1,354,944
Long-term debt		318,762	293,489	292,899	293,592	300,549

Total borrowings		1,942,041	1,790,000	1,895,861	2,011,150	2,030,406
Discontinued liabilities held for sale		—	—	61,202	141,254	131,266
Other liabilities		46,805	43,465	50,722	57,832	48,827

Total liabilities		5,972,803	5,881,684	5,909,629	5,986,369	5,941,088

Stockholders’ equity		506,089	525,123	529,441	533,188	525,810

Total liabilities and stockholders’ equity		$6,478,892	6,406,807	6,439,070	6,519,557	6,466,898

Other comprehensive (loss) income in stockholders’ equity		(1,765)	377	(2,142)	(4,379)	(10,270)

Tangible stockholders’ equity	(note 1)	$431,435	447,962	450,459	453,859	451,982

Net Interest Margin		3.11%	3.27%	3.35%	3.56%	3.63%

Period End
Total loans, net		$4,586,625	4,618,690	4,622,784	4,595,920	4,638,215
Total assets		6,485,593	6,495,047	6,380,176	6,495,662	6,570,220
Total stockholders’ equity		471,889	512,724	514,977	524,982	522,533
Class A common shares outstanding		51,168,201	53,212,871	54,956,368	56,157,425	56,114,600
Class B common shares outstanding		4,876,124	4,876,124	4,876,124	4,876,124	4,876,124
Cash dividends		2,315,458	2,386,145	2,458,490	2,507,673	2,506,136
Common stock cash dividends per share		0.0412	0.0410	0.0410	0.0410	0.0410
Closing stock price		8.67	8.61	10.96	13.81	14.22
High stock price for the quarter		9.25	11.25	13.98	13.94	14.97
Low stock price for the quarter		7.50	8.38	10.87	12.66	12.96
Book value per share		8.42	8.83	8.61	8.60	8.57

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

						For the Nine
		For the Three Months Ended				Months Ended
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
Net interest income	$49,235	50,914	52,070	54,103	55,107	152,219	165,502
Provision for loan losses	48,949	4,917	7,461	8,160	271	61,327	414

Net interest income after provision for loan losses	286	45,997	44,609	45,943	54,836	90,892	165,088

Non-interest income
Service charges on deposits	25,894	25,808	24,595	26,091	24,008	76,297	64,381
Other service charges and fees	7,222	7,524	7,033	7,188	6,779	21,779	20,354
Securities activities, net	613	212	621	200	—	1,446	457
Gain on sales of loans	88	138	200	211	175	426	469
Gain associated with debt redemption	—	—	—	—	—	—	1,528
Income from unconsolidated subsidiaries	182	509	365	33	—	1,056	—
(Loss) gain on the sale of office properties, net	(362)	(42)	(153)	(148)	(3)	(557)	1,775
Other non-interest income	2,224	2,535	2,386	2,590	2,752	7,145	6,715

Total non-interest income	35,861	36,684	35,047	36,165	33,711	107,592	95,679

Non-interest expense
Employee compensation and benefits	34,244	36,628	40,664	37,709	37,512	111,536	108,390
Occupancy and equipment	16,951	15,923	15,942	16,242	15,015	48,816	41,049
Impairment of real estate held for sale	3,655	1,056	—	—	—	4,711	—
Impairment of real estate owned	7,233	66	—	—	—	7,299	—
Advertising	4,221	4,079	5,788	10,331	8,599	14,088	24,328
Professional fees	2,444	1,233	1,620	1,576	1,756	5,297	6,077
Costs associated with debt redemption	—	—	—	—	—	—	1,457
Check losses	3,341	2,731	1,857	2,639	2,855	7,929	5,976
Supplies and postage	1,158	1,629	1,850	1,735	1,716	4,637	5,098
Telecommunication	1,283	1,548	1,379	1,230	1,238	4,210	3,544
One-time termination benefits	—	—	2,553	—	—	2,553	—
Other	6,965	6,629	7,117	7,017	6,217	20,711	19,050

Total non-interest expense	81,495	71,522	78,770	78,479	74,908	231,787	214,969

(Loss) income from bank operations business segment before income taxes	(45,348)	11,159	886	3,629	13,639	(33,303)	45,798
(Benefit) provision for income taxes	(18,236)	754	247	11	3,801	(17,235)	13,094

Net (loss) income from bank operations business segment	$(27,112)	10,405	639	3,618	9,838	(16,068)	32,704

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

						For the Nine
(in thousands except percentages	For the Three Months Ended					Months Ended
and per share data)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
Statistics:
Tax equivalent:
Average earning assets	$5,750,192	5,690,488	5,666,507	5,702,063	5,669,550	5,702,702	5,573,990
Average interest bearing liabilities	$4,718,381	4,590,419	4,551,448	4,520,332	4,457,382	4,620,695	4,328,741
Average tangible assets	$6,194,549	6,127,470	6,092,568	6,086,579	6,041,302	6,138,565	5,938,841
Average tangible equity	$507,963	504,091	502,827	505,580	500,655	505,111	492,152
Borrowings to deposits and borrowings	29.89%	28.74	26.39	30.36	33.63	29.89	33.63
Tax equivalent:
Yield on earning assets	6.71%	6.70	6.71	6.83	6.81	6.71	6.60
Cost of interest-bearing liabilities	3.80%	3.70	3.65	3.62	3.52	3.72	3.24
Interest spread	2.91%	3.00	3.06	3.21	3.29	2.99	3.36
Net interest margin	3.59%	3.72	3.78	3.96	4.04	3.70	4.08
Performance:
Efficiency ratio	95.77%	81.65	90.42	86.94	84.34	89.21	82.31
Return on average tangible assets	(1.75)%	0.68	0.04	0.24	0.65	(0.35)	0.73
Return on average tangible equity	(21.35)%	8.26	0.51	2.86	7.86	(4.24)	8.86
Earning assets repricing:
Percent of earning assets that have fixed rates	54%	54	54	52	52
Percent of earning assets that have variable rates	46%	46	46	48	48
One year Gap	(9)%	(7)	(3)	(4)	(4)

Bank Operations Business Segment
Condensed Statements of Financial Condition (Unaudited)

	As of
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
ASSETS
Loans receivable, net	$4,586,625	4,618,690	4,622,784	4,595,920	4,638,215
Held to maturity securities	482,666	507,593	424,487	475,790	479,859
Available for sale securities	570,624	563,318	556,404	559,629	568,699
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	5,747	6,097	6,447	6,834	7,221
Other assets	557,951	505,874	495,098	478,460	418,551

Total assets	$6,274,102	6,272,061	6,175,709	6,187,122	6,183,034

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Demand	$896,094	971,260	1,031,628	995,930	1,011,531
NOW	801,289	769,994	799,300	779,383	723,211
Savings	613,010	608,791	598,579	465,172	370,169
Money market	656,218	666,820	653,231	677,642	695,591
Certificates of deposit	1,002,197	1,000,278	1,002,284	948,919	874,956

Total deposits	3,968,808	4,017,143	4,085,022	3,867,046	3,675,458
Advances from Federal Home Loan Bank	1,417,047	1,397,051	1,297,055	1,517,058	1,687,062
Short term borrowings	245,895	193,937	137,914	138,686	144,722
Long term debt	29,125	29,397	29,654	29,923	30,192
Other liabilities	74,539	67,747	63,108	68,460	81,437

Total liabilities	5,735,414	5,705,275	5,612,753	5,621,173	5,618,871
Stockholder’s equity	538,688	566,786	562,956	565,949	564,163

Total liabilities and stockholder’s equity	$6,274,102	6,272,061	6,175,709	6,187,122	6,183,034

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2007				September 30, 2006
	Average	Revenue/		Yield/	Average	Revenue/		Yield/
( in thousands)	Balance	Expense		Rate	Balance	Expense		Rate
Loans:
Residential real estate	$2,245,138	30,901		5.51%	$2,130,077	27,891		5.24%
Commercial real estate	1,346,842	27,519		8.17	1,498,192	32,979		8.81
Consumer	662,320	12,419		7.50	563,001	11,024		7.83
Commercial business	134,390	3,054		9.09	152,796	3,408		8.92
Small business	304,388	6,189		8.13	267,263	5,489		8.22

Total loans	4,693,078	80,082		6.83	4,611,329	80,791		7.01
Investments — tax exempt	390,906	5,765	(1)	5.90	397,436	5,806	(1)	5.84
Investments — taxable	666,208	10,580		6.35	660,785	9,993		6.05

Total interest earning assets	5,750,192	96,427		6.71%	5,669,550	96,590		6.81%

Goodwill and core deposit intangibles	76,419				77,913
Other non-interest earning assets	444,357				371,752

Total Assets	$6,270,968				$6,119,215

Deposits:
Savings	$611,862	3,642		2.36%	$367,829	721		0.78%
NOW	792,462	2,355		1.18	727,517	1,149		0.63
Money market	660,925	4,881		2.93	733,058	4,019		2.18
Certificates of deposit	996,415	11,679		4.65	858,688	9,206		4.25

Total interest bearing deposits	3,061,664	22,557		2.92	2,687,092	15,095		2.23

Short-term borrowed funds	229,366	2,998		5.19	378,063	5,117		5.37
Advances from FHLB	1,398,245	18,987		5.39	1,354,944	18,509		5.42
Long-term debt	29,106	632		8.61	37,283	805		8.57

Total interest bearing liabilities	4,718,381	45,174		3.80	4,457,382	39,526		3.52
Demand deposits	922,452				1,043,574
Non-interest bearing other liabilities	54,210				53,567

Total Liabilities	5,695,043				5,554,523
Stockholder’s equity	575,925				564,692

Total liabilities and stockholder’s equity	$6,270,968				$6,119,215

Net tax equivalent interest income/ net interest spread		51,253		2.91%		57,064		3.29%

Tax equivalent adjustment		(2,018)				(2,032)
Capitalized interest from real estate operations		—				75

Net interest income		49,235				55,107

Margin
Interest income/interest earning assets				6.71%				6.81%
Interest expense/interest earning assets				3.12				2.77

Net interest margin (tax equivalent)				3.59%				4.04%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2007				September 30, 2006
	Average	Revenue/		Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$2,214,307	90,593		5.46%	$2,073,923	79,890	5.14%
Commercial real estate	1,383,783	85,658		8.25	1,511,983	94,775	8.36
Loan participations sold	—	—		0.00	41,306	2,401	7.75
Consumer	634,925	35,619		7.48	549,939	30,676	7.44
Commercial business	145,759	9,846		9.01	135,272	8,937	8.81
Small business	295,211	17,867		8.07	254,325	15,262	8.00

Total loans	4,673,985	239,583		6.83	4,566,748	231,941	6.77
Investments — tax exempt	395,218	17,412	(1)	5.87	396,348	17,355	5.84
Investments — taxable	633,499	29,782		6.27	610,894	26,422	5.77

Total interest earning assets	5,702,702	286,777		6.71%	5,573,990	275,718	6.60%

Goodwill and core deposit intangibles	76,778				78,300
Other non-interest earning assets	435,863				364,851

Total Assets	$6,215,343				$6,017,141

Deposits:
Savings	$582,714	9,613		2.21%	$354,765	1,557	0.59%
NOW	781,911	5,616		0.96	750,771	3,106	0.55
Money market	662,990	13,608		2.74	775,833	11,977	2.06
Certificates of deposit	983,990	34,195		4.65	849,011	25,061	3.95

Total deposits	3,011,605	63,032		2.80	2,730,380	41,701	2.04

Short-term borrowed funds	196,953	7,722		5.24	342,413	12,760	4.98
Advances from FHLB	1,382,768	55,813		5.40	1,177,389	45,655	5.18
Secured borrowings	—	—		0.00	41,306	2,401	7.75
Long-term debt	29,369	1,897		8.64	37,253	2,469	8.86

Total interest bearing liabilities	4,620,695	128,464		3.72	4,328,741	104,986	3.24
Demand deposits	966,898				1,072,867
Non-interest bearing other liabilities	53,738				58,383

Total Liabilities	5,641,331				5,459,991
Stockholder’s equity	574,012				557,150

Total liabilities and stockholder’s equity	$6,215,343				$6,017,141

Net interest income/net interest spread		158,313		2.99%		170,732	3.36%

Tax equivalent adjustment		(6,094)				(6,074)
Capitalized interest from real estate operations		—				844

Net interest income		152,219				165,502

Margin
Interest income/interest earning assets				6.71%			6.60%
Interest expense/interest earning assets				3.01			2.52

Net interest margin				3.70%			4.08%

Net interest margin (tax equivalent) excluding secured borrowings				3.70%			4.11%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
Allowance for Loan Losses

Beginning balance	$54,754	50,373	43,602	42,517	42,012	43,602	41,192

Charge-offs:
Residential real estate	(3)	(52)	(151)	—	(111)	(206)	(239)
Commercial real estate	(9,444)	—	—	(7,000)	—	(9,444)	—
Commercial business	—	—	—	—	—	—	(34)
Consumer	(1,689)	(744)	(538)	(209)	(232)	(2,971)	(472)
Small business	(581)	(1,001)	(438)	(544)	(93)	(2,020)	(407)

Total charge-offs	(11,717)	(1,797)	(1,127)	(7,753)	(436)	(14,641)	(1,152)

Recoveries:
Residential real estate	—	15	—	—	170	15	348
Commercial real estate	—	304	—	—	10	304	19
Commercial business	29	777	42	379	54	848	281
Consumer	120	81	167	76	163	368	460
Small business	223	84	228	114	193	535	452
Other	—	—	—	109	80	—	503

Total recoveries	372	1,261	437	678	670	2,070	2,063

Net (charge-offs) recoveries	(11,345)	(536)	(690)	(7,075)	234	(12,571)	911

Provision for loan losses	48,949	4,917	7,461	8,160	271	61,327	414

Ending balance	92,358	54,754	50,373	43,602	42,517	92,358	42,517
Less specific reserves	27,884	5,849	5,856	162	172	27,884	172

General allowance for loan losses	$64,474	48,905	44,517	43,440	42,345	64,474	42,345

Annualized net charge-offs (recoveries) to average loans	0.97%	0.05	0.06	0.61	(0.02)	0.36	(0.03)

	As of
	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
Credit Quality

Nonaccrual loans	$60,536	9,161	13,101	4,436	32,895
Nonaccrual loans with specific reserves	104,833	12,645	12,645	—	—
Nonaccrual tax certificates	1,140	711	597	631	760
Real estate owned	17,159	23,886	23,135	21,747	1,439
Other repossessed assets	—	—	—	—	—

Total nonperforming assets, gross	183,668	46,403	49,478	26,814	35,094

Nonperforming assets, gross to total loans and other assets	3.74%	0.94	1.02	0.55	0.72
Allowance for loan losses to total loans	1.97%	1.17	1.08	0.94	0.91
Provision to average loans	4.17%	0.42	0.64	0.70	0.02
Allowance to nonaccrual loans	55.85%	251.10	195.65	982.91	129.25

(1)	Average and total loans exclude loan participations sold financed by secured borrowings.

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006	9/30/2007	9/30/2006
Net interest (expense)	$(5,476)	(4,861)	(4,924)	(4,952)	(5,117)	(15,261)	(14,533)
Non-Interest income
Income from unconsolidated subsidiaries	167	159	781	270	266	1,107	1,364
Securities activities, net	594	8,601	934	2,000	2,243	10,129	7,156
Other	13	48	—	—	—	61	—

Non-interest income	774	8,808	1,715	2,270	2,509	11,297	8,520

Non-interest expense
Employee compensation and benefits	14	1,280	426	1,050	1,107	1,720	3,655
Advertising and promotion	55	130	70	70	49	255	338
Professional fees	98	135	93	56	212	326	582
Other	30	118	144	194	243	292	811

Non-interest expense	197	1,663	733	1,370	1,611	2,593	5,386

(Loss) income from parent company activities before income taxes	(4,899)	2,284	(3,942)	(4,052)	(4,219)	(6,557)	(11,399)
(Benefit) provision for income taxes	(2,401)	961	(1,099)	(1,484)	(1,748)	(2,539)	(4,524)

Net (loss) income from parent company business segment	$(2,498)	1,323	(2,843)	(2,568)	(2,471)	(4,018)	(6,875)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2007	6/30/2007	3/31/2007	12/31/2006	9/30/2006
ASSETS
Cash	$12,540	28,332	14,699	4,852	2,246
Securities	201,155	193,979	194,257	103,218	101,621
Investment in subsidiaries	538,691	566,787	562,958	661,467	662,224
Investment in unconsolidated subsidiaries	8,839	8,685	7,910	11,996	11,996
Other assets	8,466	8,370	2,929	12,165	12,256

Total assets	$769,691	806,153	782,753	793,698	790,343

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$294,195	289,040	263,266	263,266	263,266
Other liabilities	3,607	4,389	4,510	5,450	4,544

Total liabilities	297,802	293,429	267,776	268,716	267,810

Stockholders’ equity	471,889	512,724	514,977	524,982	522,533

Total liabilities and stockholders’ equity	$769,691	806,153	782,753	793,698	790,343